PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
                 (Taco Cabana - San Antonio, TX)


THIS CO-TENANCY AGREEMENT,

Made and entered into as of the 9th day of October, 1997, by and between Reginald O. Hill, trustee of the Reginald O. Hill Trust dated 5/25/95 and Donna Jean Hill, trustee of the Donna Jean Hill Trust dated 5/25/95 (hereinafter called "Hill"), and AEI Real Estate Fund XVIII Limited Partnership (hereinafter called "Fund XVIII") (Hill, Fund XVIII (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).

WITNESSETH:

WHEREAS, Fund XVIII presently owns an undivided 22.2161% interest in and to, and Hill presently owns an undivided 12.8462% interest in and to, and Nick DeVito, Inc. presently owns an undivided 15.6724% interest in and to, and Anton Kuster presently owns an undivided 11.5896% interest in and to, and The Hesson Family Trust presently owns an undivided 13.2895% interest in and to, and Arel D. and Louise B. Middleton presently owns and undivided 10.6316% interest (also referred to herein as Co-Tenant) in and to, and Carolyn W. Davidson presently owns an undivided 13.7546% interest (also referred to herein as Co-Tenant) in and to the land, situated in the City of San Antonio, County of Bexar, and State of Texas, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for the orderly operation and management of the Premises and Hill's interest by Fund XVIII; the continued leasing of space within the Premises; for the distribution of income from and the pro-rata sharing in expenses of the Premises.

NOW THEREFORE, in consideration of the purchase by Hill of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:

1.    The  operation  and  management of the  Premises  shall  be delegated to Fund XVIII, or its designated agent, successors or assigns. Provided, however, if Fund XVIII shall sell all of its interest in the Premises, the duties and obligations of Fund XVIII respecting management of the Premises as set forth herein, including but not limited to paragraphs 2, 3, and 4 hereof, shall be exercised by the holder or holders of a majority undivided co-tenancy interest in the Premises. Except as hereinafter expressly provided to the contrary, each of the parties hereto agrees to be bound by the decisions of Fund XVIII with respect to all administrative, operational and management matters of the property comprising the Premises, including but not limited to the management of the net lease agreement for the Premises. The parties hereto hereby designate Fund XVIII as their sole and exclusive agent to deal with any property agent and to execute leases of space within the Premises, including but not limited to any amendments, consents to assignment, sublet, releases or modifications to leases or guarantees of lease or easements affecting the Premises, on behalf of all present or future Co-Tenants. Only Fund XVIII may obligate Hill with respect to any expense for the Premises.


Co-Tenant Initial: /s/ RH /s/ DH
Co-Tenancy Agreement for Taco Cabana - San Antonio, TX



As further set forth in paragraph 2 hereof, Fund XVIII agrees to require any lessee of the Premises to name Hill as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Fund XVIII shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from lessee within 30 days of commencement of this agreement. In any event, Fund XVIII shall distribute any insurance proceeds it may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.

2. Income, expenses and any net proceeds from a sale of the Premises shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Fund XVIII may offset against, pay to itself and deduct from any payment due to Hill under this Agreement, and may pay to itself the amount of Hill's share of any legitimate expenses of the Premises which are not paid by Hill to Fund XVIII or its assigns, within ten (10) days after demand by Fund XVIII. In the event there is insufficient operating income from which to deduct Hill's unpaid share of operating expenses, Fund XVIII may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions to third parties, a monthly accrual to pay insurance premiums, real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees and accounting fees, but excluding all operating expenses paid by Tenant under terms of any lease agreement of the Premises.

Hill has no requirement to, but has, nonetheless elected to retain, and agrees to annually reimburse, Fund XVIII in the amount of $740 for the expenses, direct and indirect, incurred by Fund XVIII in providing quarterly accounting and distributions of Hill's share of net income and for tracking, reporting and assessing the calculation of Hill's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and Hill authorizes Fund XVIII to deduct such amount from Hill's share of revenue from the Premises. Hill may terminate this agreement in this paragraph respecting accounting and distributions at any time and attempt to collect its share of rental income directly from the tenant; however, enforcement of all other provisions of the lease remains the sole right of Fund XVIII pursuant to Section 1 hereof. Fund XVIII may terminate its obligation under this paragraph upon 30 days notice to Hill prior to the end of each anniversary hereof, unless agreed in writing to the contrary.

3. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Fund XVIII's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Fund XVIII shall prepare an accurate income statement for the ownership of the Premises for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, Hill shall be entitled to receive 12.8462% of all items of income and expense generated by the Premises. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each are entitled to receive proportional to its share of ownership with respect to said calendar year pursuant to
Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the Co-Tenants, upon receipt of a written request therefor from Fund XVIII, shall, within fifteen (15) business days after receipt of notice, make payment to Fund XVIII sufficient to pay said net operating losses and to provide


Co-Tenant Initial: /s/ RH /s/ DH
Co-Tenancy Agreement for Taco Cabana - San Antonio, TX




necessary operating capital for the premises and to pay for  said
capital  improvements,  repairs  and/or  replacements,   all   in
proportion to their undivided interests in and to the Premises.

5. Subject to the rights of any Tenant under a lease of the Premises, Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon any part of the interest held, or owned, by any other Co-Tenant. All Co-Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

6. If any Co-Tenant, shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-Tenant of written notice of said default, or within a reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute.

7. This property management agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until July 19, 2016 or upon the sale of the entire Premises in accordance with the terms hereof and proper disbursement of the proceeds thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Premises and with the title thereto. Once any person, party or entity has ceased to have an interest in fee in any portion of the Premises, it shall not be bound by, subject to or benefit from the terms hereof; but its heirs, executors, administrators, personal representatives, successors or assigns, as the case may be, shall be substituted for it hereunder. Hill agrees to notify Fund XVIII upon the appointment of any successor trustee, or any amendment of the Reginald O. Hill Trust or the Donna Jean Hill Trust affecting the powers of the Trustees to manage or dispose of the Hill Trust's interest in the Premises.

8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows;

If to Fund XVIII:

AEI Real Estate Fund XVIII Limited Partnership
1300 Minnesota World Trade Center
30 E. Seventh Street
St. Paul, Minnesota  55101

If to Davidson:

Carolyn W. Davidson
4407 Ortega Forest Drive
Jacksonville, FL  32210

If to Middleton:

Arel D. and Louise B. Middleton
P.O. Box 283
Wasco, OR  97065-0283




Co-Tenant Initial: /s/ RH /s/ DH
Co-Tenancy Agreement for Taco Cabana - San Antonio, TX

If to Hesson:

Ivan Hesson, Trustee
3864 Via Lasbrisas
Santa Barbera, CA  93110

If to Kuster:

Tony Kuster
4214 Danbury
Amarillo, TX  79109

If to DeVito:

Vito DeVito Francesco, Secretary/Treasurer
P.O, Box 591
Ontario, CA  91762

If to Hill:

Reginald Hill
Donna Hill
1912 Lakeside Lane
Indianapolis, IN 46229


Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days prior to the effective date of said change.

10. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them, and the only relationship among and between the Co-Tenants hereunder shall be that of owners of the premises as tenants in common subject to the terms hereof.

11. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

12. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from the losing party, in addition to all other relief, remedies and damages to which it is otherwise entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.





Co-Tenant Initial: /s/ RH /s/ DH
Co-Tenancy Agreement for Taco Cabana - San Antonio, TX

IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.

Hill      Reginald O. Hill Trust dated 5/25/95 and the Donna Jean
          Hill Trust dated 5/25/95

          By: /s/ Reginald O Hill, Trustee
                  Reginald O. Hill, Trustee

Witness   By: /s/ Thomas E Crawford

Witness   By:/s/ Judith L. Crawford


STATE OF Indiana)
                 ) ss
COUNTY OF Koseiusku)

The foregoing instrument was acknowledged before me, a Notary Public in and for the County and State aforesaid, this 18th day of September,1997, by Janet A Miller, Notary
Public.

                  /s/ Janet A Miller
                      My commission expires 3/2/98

          By:/s/ Donna Jean Hill
                 Donna Jean Hill, Trustee

Witness   By: /s/ Thomas E Crawford

Witness   By:/s/ Judith L Crawford


STATE OF Indiana)
                  ) ss
COUNTY OF Koseiusku)

The foregoing instrument was acknowledged before me, a Notary Public in and for the County and State aforesaid, this 18th day of September, 1997, by Janet A Miller,
Notary Public.

                  /s/ Janet A Miller
                      My commission expires 3/2/98



Co-Tenant Initial: /s/ RH /s/ DH
Co-Tenancy Agreement for Taco Cabana - San Antonio, TX


Fund XVIII AEI Real Estate Fund XVIII Limited Partnership

           By: AEI Fund Management XVIII, Inc., its corporate general partner

           By:/s/ Robert P Johnson
                  Robert P. Johnson, President

Witness    By:/s/ Dawn E Campbell

Witness    By: /s/ Jennifer Seck

State of Minnesota )
                                   ) ss.
County of Ramsey  )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 9th day of October, 1997, Robert P. Johnson, President of AEI Fund Management XVIII, Inc., corporate general partner of AEI Real Estate Fund XVIII Limited Partnership, who executed the foregoing instrument in said capacity and on behalf of the corporation in its capacity as corporate general partner, on behalf of said limited partnership.

                                   /s/ Brian K Schulz
                                       Notary Public


[notary seal]




Co-Tenant Initial: /s/ RH /s/ DH
Co-Tenancy Agreement for Taco Cabana - San Antonio, TX





                         Exhibit A


                    Legal Description


Lot 31, Block 1, New City Block 15600, CKE Subdivision, Unit 3, an addition to the City of San Antonio, Bexar County, Texas, according to the map or plat thereof, recorded in Volume 9504, Page 182, Deed and Plat Records or Bexar County, Texas.